EXHIBIT 10.13

                               FIRST AMENDMENT TO
                        WARRANT TO PURCHASE COMMON STOCK

         This First Amendment to Warrant to Purchase Common Stock (this "Amendment") is made and entered into as of the 1st day of September, 2003, by and between SSP SOLUTIONS, INC., a Delaware corporation (the "Company") and _____________ (the "Holder").

         WHEREAS, Holder is the holder of that certain Warrant No. ___ to Purchase Common Stock Dated _____________ (the "Warrant") pursuant to which Holder has the right to purchase up to _________ (_________) fully paid nonassessable shares of the Company's Common Stock (as defined in the Warrant) at the Warrant Exercise Price (as defined in the Warrant);

         WHEREAS, the Company and the Holder have reached an agreement whereby the Holder or its affiliates may provide certain additional financing to the Company in consideration for, among other things, the Company's agreement to amend certain terms of the Warrant as more fully described herein; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the respective meaning set forth in the Warrant.

         NOW THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree to amend the Warrant as follows:

1.       ADJUSTMENT TO WARRANT EXERCISE PRICE.

         The Warrant Exercise Price shall be $.50 per share, subject to adjustment as provided in the Warrant.

2.       AGREEMENT TO EXERCISE WARRANT.

         (a) Concurrently with the consummation of the "Bridge Loan" described in Section 2(b) below, Holder will exercise all shares under the Warrant at the Warrant Exercise Price described in Section 1. Such exercise shall be a Cashless Exercise and shall be made in accordance with the terms of Sections 3.1 and 3.4 of the Warrant, except that for purposes of determining the Closing Sale Price, the parties agree to disregard the definition of such term as set forth in the Warrant and the Closing Sale Price shall instead be determined by reference to the volume weighted average closing price of the Company's common stock for the twenty (20) trading days immediately preceding August 20, 2003.

         (b) For purposes of this Amendment, "Bridge Loan" shall mean the bridge financing effected pursuant to a Bridge Loan Agreement, dated as of the date hereof, between Holder as lender, and the Company, as borrower.

3.       COMPANY REPRESENTATION AND AUTHORITY TO AMEND.

         The Company hereby represents to the holder that it has all requisite authority to enter into this Amendment and to perform all actions required hereunder, including without limitation, all authority required of the Company by Section 15 of the Warrant.

4.       NO OTHER AMENDMENT.

         Except as expressly set forth herein, the Warrant shall remain unamended and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Warrant to Purchase Common Stock as of the date written above:

SSP SOLUTIONS, INC.

By:      ____________________________               ____________________________

Title:   ____________________________